                          EXCEL INDUSTRIES, INC

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 23, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints James O. Futterknecht, Jr. and Ralph R. Whitney, Jr., and each of them with full power of substitution, as proxies, to vote all shares of common stock, no par value, of Excel Industries, Inc. ("Excel") that the undersigned is entitled in any capacity to vote at the Special Meeting of Shareholders of Excel (the "Special Meeting") to be held on March 23, 1999 at 9:00 a.m., local time, at Excel's executive offices, 1120 North Main Street, Elkhart, Indiana, and at any and all adjournments or postponements thereof, on the matters set forth on the reverse side hereof and on such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

All properly executed proxies will be voted as directed on the reverse side of this proxy card. If no instructions are indicated on a properly executed proxy, such proxy will be voted FOR the proposals set forth on the reverse side hereof. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting, but will not be deemed to have been cast either "for" or "against" the proposals.

Receipt of the Notice of Meeting and the Joint Proxy Statement/Prospectus, dated February 17, 1999 (the "Proxy Statement"), is hereby acknowledged.

       PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS
          PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                          SEE REVERSE SIDE

The Board of Directors of Excel recommends a vote FOR the following proposal:

/X/ Please mark your votes
    as indicated in this example


1. To approve and adopt the Agreement and Plan of Merger, dated as of January 19, 1999, among Excel, Dura Automotive Systems, Inc. and Windows Acquisition Corporation, as described in the accompanying Joint Proxy Statement/Prospectus.

                    FOR             AGAINST            ABSTAIN
                    / /               / /                / /



__________________________________________
SIGNATURE




__________________________________________
SIGNATURE (IF HELD JOINTLY)


                                                   DATE __________________

NOTE: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.